UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant	[ x ]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ x ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

NORD RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]	Fee paid previously with preliminary materials:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 8.01 OF A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY NORD RESOURCES CORPORATION ON NOVEMBER 27, 2006:

On November 27, 2006, the Nord Resources Corporation (“Nord”) announced that Platinum Diversified Mining, Inc.’s (“Platinum”) extraordinary general meeting of shareholders, relating to Platinum’s proposed acquisition of Nord in the all-cash merger transaction (the “Merger”) announced on October 23, 2006, was convened and held on November 27, 2006. However, Platinum has publicly stated that, due to lack of clarity over the delivery of proxies and the completion thereof, the meeting has been adjourned with the consent of Platinum’s shareholders until 5:00 p.m. (United Kingdom time) on Thursday, November 30, 2006.

THE FOLLOWING DISCLOSURE WAS INCLUDED IN THE NEWS RELEASE FILED AS EXHIBIT 99.1 TO THE CURRENT REPORT ON FORM 8-K:

Nord Resources Corporation Announces
Adjournment of Platinum Diversified Mining, Inc.’s
Extraordinary General Meeting Until November 30, 2006

TUCSON, Arizona, November 27, 2006 – Mr. Ronald Hirsch, Chairman of the Board of Directors of Nord Resources Corporation (Other OTC:NRDS.PK – News), announced that Platinum Diversified Mining, Inc.’s (“Platinum”) extraordinary general meeting of shareholders, relating to Platinum’s proposed acquisition of Nord Resources Corporation (“Nord”) in the all-cash merger transaction (the “Merger”) announced on October 23, 2006, was convened and held today at 10:00 a.m. (United Kingdom time). However, Platinum has publicly stated that, due to lack of clarity over the delivery of proxies and the completion thereof, the meeting has been adjourned with the consent of Platinum’s shareholders until 5:00 p.m. (United Kingdom time) on Thursday, November 30, 2006. In its statement, Platinum reported that this should allow Platinum sufficient time to clarify the position on voting and the delivery of proxies to enable all shareholders to achieve their intended objectives.

In addition to the approval of Platinum’s shareholders, the Merger remains subject to various other conditions, including the approval of Nord’s stockholders. A special meeting of Nord’s stockholders has been called for December 20, 2006. Additional information regarding this meeting of Nord’s stockholders has been included in a definitive proxy statement filed by Nord with the Securities and Exchange Commission (the “SEC”) on November 20, 2006 and first mailed to Nord’s stockholders on or about November 21, 2006. Investors and security holders may obtain free copies of the proxy statement and other documents filed by Nord with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Nord by contacting Nord directly at 1 West Wetmore Road, Suite 203, Tucson, Arizona 85705, Attention: John Perry, Senior Vice President, Chief Financial Officer, Secretary and Treasurer.

For information contact:

John Perry, Senior Vice President, Chief Financial Officer, Secretary and Treasurer (520) 292-0266

Website: www.nordresources.com

Forward-Looking Statement Disclaimer

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release are based on current estimates and actual results may differ materially due to risks associated with the fact that the consummation of the merger transaction is subject to numerous closing conditions, including, among others, (i) the approval of the transaction by Nord’s stockholders, (ii) approval of the transaction by Platinum’s shareholders, (iii) the absence of a material adverse effect in Nord’s business or operations, as described in the merger agreement; (iv) the risk that the transaction may not be consummated if the conditions to closing are not satisfied or waived; (v) the risk that Platinum has certain termination rights in the definitive merger agreement including as a result of a material adverse effect in Nord’s business or operations; (vi) other risks set forth in Nord’s most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements.